SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): MAY 16, 2000



                              KEY TECHNOLOGY, INC.
               (Exact name of registrant as specified in charter)


         OREGON                          0-21820                 93-0822509
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


                                150 AVERY STREET
                          WALLA WALLA, WASHINGTON 99362
               (Address of principal executive offices) (Zip Code)



                                 (509) 529-2161
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On May 16, 2000, Key Technology, Inc. ("Key Technology" or the "Company") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") by and among the Company, Farmco, Inc., an Oregon corporation ("Farmco"), Ro-Tech, Inc., an Oregon corporation ("Ro-Tech") and John E. Mobley ("JEM"), an officer of each of Farmco and Ro-Tech and a principal shareholder of Farmco and the sole shareholder of Ro-Tech, and Nancy L. Mobley ("Shareholder" and collectively with JEM, the "Shareholders") relating to the purchase of all of the outstanding Common Stock of each company. Both Farmco and Ro-Tech are privately held corporations.

      Under the terms of the Stock Purchase Agreement, the Company will acquire all of the issued and outstanding Common Stock of each of Farmco and its sister corporation, Ro-Tech, from the Shareholders and JEM, respectively, for an aggregate cash purchase price of $4,990,200. The cash purchase price will be financed by the Company from cash on hand, short-term investments and existing lines of credit.

      Farmco is headquartered in Redmond, Oregon and supplies and services mechanical sizing, sorting, separating and grading machines to the processed fruit, vegetable and potato industries. Ro-Tech is Farmco's sister corporation and is a research and development company which performs all of the engineering and equipment design for the products manufactured by Farmco.

      The acquisition of the Farmco and Ro-Tech shares is expected to take place by the end of the third calendar quarter of fiscal year 2000.

      The Stock Purchase Agreement is subject to certain closing conditions, including, (i) entering to an employment agreement with JEM for a term of three years which provides compensation of $75,000 per year and a five-year noncompetition covenant, (ii) the Company entering into a five-year Lease Agreement with John and Nancy Mobley for the property owned by them that is currently used by Farmco, (iii) receipt by the Company of information sufficient to satisfy the Company showing that Farmco's pre-tax income for the period ended January 1, 2000 and through the closing date is not less than $300,000, and (iv) all nonvoting shares of Farmco's Common Stock will have been redeemed for the aggregate sum of $19,600.

      The Stock Purchase Agreement is also subject to customary closing conditions, including, without limitation, the accuracy of the representations and warranties contained in the Stock Purchase Agreement.

      The Stock Purchase Agreement and the Company's press release issued to announce the acquisition are filed as exhibits to this report. The description of the Stock Purchase Agreement herein does not purport to be complete and is qualified in its entirety by the provisions of the Stock Purchase Agreement.

      The Company's common shares are quoted on the NASDAQ National Market under the trading symbol "KTEC."


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial statements of business acquired. It is impractical to provide the required financial statements relating to the acquisition at the present date. The Company will file the required statements and information as soon as practicable, but not later than 60 days after this report on Form 8-K is filed.

      (b) Pro forma financial information. It is impractical to provide the required pro forma financial information relating to the acquisition at the present date. The Company will file the required statements and information as soon as practicable, but not later than 60 days after this report on Form 8-K is filed.

      (c) Exhibits.



     EXHIBIT NO.     DESCRIPTION
     ------------    ----------------------------------------------------------

        2.1 Stock Purchase Agreement by and among Key Technology, Inc., Farmco, Inc., Ro-Tech, Inc., John E. Mobley and Nancy L. Mobley dated May 16, 2000.

       99.1          Key Technology, Inc. Press Release issued May 17, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        KEY TECHNOLOGY, INC.


                                        By: /s/ Thomas C. Madsen
                                           -------------------------------------
                                           Thomas C. Madsen, President and Chief
                                              Executive Officer

Dated:  May 31, 2000


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                                  EXHIBIT INDEX

     EXHIBIT NO.     DESCRIPTION
     ------------    ----------------------------------------------------------

        2.1 Stock Purchase Agreement by and among Key Technology, Inc., Farmco, Inc., Ro-Tech, Inc., John E. Mobley and Nancy L. Mobley dated May 16, 2000.

       99.1          Key Technology, Inc. Press Release issued May 17, 2000.